Exhibit 10.45
BIOGEN IDEC INC.
2006 NON-EMPLOYEE DIRECTORS EQUITY PLAN
First Amendment
     Pursuant to Section 17 of the Biogen Idec Inc. 2006 Non-Employee Directors Equity Plan (the “Plan”), the following clarifying amendments are hereby made to Section 7(d) of the Plan, effective as of the Plan’s Effective Date:
     1. Section 7(d)(i) is amended to read in its entirety as follows: “In the event that the Participant’s Board service shall terminate on account of the Retirement of the Participant,each Option granted to such Participant that is outstanding as of the date of such termination shall become fully exercisable and shall remain exercisable by the Participant (or, in the event of the Participant’s death while such Option is still outstanding, by the Participant’s legal representatives, heirs or legatees) for the three year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.”
     2. Section 7(d)(iii) is amended to read in its entirety as follows: “In the event that the Participant’s Board service shall terminate on account of the Disability of the Participant,each Option granted to such Participant that is outstanding as of the date of such termination shall become fully exercisable and shall remain exercisable by the Participant (or such Participant’s legal representatives or, in the event of the Participant’s death while such Option is still outstanding, such Participant’s legal representatives, heirs or legatees) for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.”
     3. Section 7(d)(vi) is amended to read in its entirety as follows: “In the event of the Participant’s death within six months following the Participant’s termination of Board service for any reason other than (A) Retirement, (B) death, (C) Disability or (D) For Cause, each Option granted to such Participant that is vested and outstanding as of the date of death shall remain exercisable by such Participant’s legal representatives, heirs or legatees for the one year period following the date of death (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.”
     In Witness Whereof, Biogen Idec Inc. has caused this instrument of amendment to be executed by its duly authorized officer this 11th day of October 2006.

Biogen Idec Inc.
By:	/s/ Craig E. Schneier
Craig E. Schneier, Ph.D.
Executive Vice President, Human Resources